SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                         Date of Report: August 4, 2004


                         Fast Eddie Racing Stables, Inc.
        (Exact name of small business issuer as specified in its charter)


                        Commission File Number: 2-97360-A

       Florida                                                59-2091510
(State of incorporation)                                (IRS Employer ID Number)


                  211 West Wall Street, Midland, TX 79701-4556
                    (Address of principal executive offices)


                                 (432) 682-1761
                           (Issuer's telephone number)


                424 N. E. 10th Street; Boca Raton, FL 33432-2938
              (Former name, former address and former fiscal year,
                         if changed since last report)
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SECTION 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

During the year ended December 31, 1989, the Company sold or otherwise disposed of all race horses in order to settle then-outstanding indebtedness of the Company. Since December 31, 1989, the Company has had no operations, assets or liabilities. The Company's current principal business activity is to seek a suitable reverse acquisition candidate through acquisition, merger or other suitable business combination method.

SECTION 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

On August 4, 2004, the Company sold 2,754,500 shares of restricted common stock at $0.01 per share for gross proceeds of $27,545, pursuant to a subscription agreement, to Glenn A. Little, who concurrently became the Company's current Chief Executive Officer. The Company relied upon Section 4(2) of The Securities Act of 1933, as amended, for an exemption from registration of these shares and no underwriter was used in this transaction.

SECTION 4.01  - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

As disclosed in the Company's Form 10-KSB filing for the year ended December 31, 1995, the Company's former independent certified public accountants was Imber & Anchel, Certified Public Accountants (Imber). Imber was the auditor of record from the Company's inception through the Company s Form 10-K filing for the year ended December 31, 1987.

For all periods between December 31, 1987 and December 31, 1995, the Company's Annual Report on Form 10-K/KSB contained unaudited financial statements pursuant to Section 210.3-11 of Regulation S-X as the Company was inactive as that term is defined within the Regulation.

As of December 31, 1995, this certified public accounting firm is no longer in existence and the successor firm did not provide accounting services to companies filing with the United States Securities and Exchange Commission.

During 1996, the Company engaged Levi, Rattner, Cahlin & Co., Certified Public Accountants, as independent accountants for financial statements to be included in prospective filings with the United States Securities and Exchange Commission. However, due to a lack of working capital, the Firm of Levi, Rattner, Cahlin & Co. never provided any auditing services to the Company.

The Company has never had a disagreement with either of these accounting firms related to accounting or financial disclosures.

ENGAGEMENT OF S. W. HATFIELD, CPA

On or about August 4, 2004, as a result of the change in control of the Company, the Company's new Sole Director authorized the engagement of S. W. Hatfield, CPA of Dallas, Texas (SWHCPA) as the Company's new independent auditors. The Company did not consult with SWHCPA at any time prior to the August 4, 2004 change in control or subsequent thereto, including the Company's two most recent fiscal years ended December 31, 2003 and 2002, and the subsequent interim periods through the date of this Report, regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

SECTION 5.01 - CHANGES IN CONTROL OF THE REGISTRANT

On July 10, 2004, the Company's then-controlling shareholder, Edward T. Shea, Jr. entered into a formal contract to sell 800,000 shares (or approximately 35.63%) of the then issued and outstanding shares owned by Mr. Shea to Glenn A. Little of Midland, Texas. This transaction is scheduled for closing at a future date concurrent with Mr. Shea's ability to physically deliver a corresponding stock certificate to Mr. Little. As of the date of this filing, this transaction has not closed; however, Mr. Shea assigned all ownership and voting rights in these shares to Mr. Little concurrent with the July 2004 contract execution date.

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
On August 4, 2004, the Company sold 2,754,500 shares of restricted common stock at $0.01 per share for gross proceeds of $27,545, pursuant to a subscription agreement, to Glenn A. Little, who became the Company's current Chief Executive Officer. The Company relied upon Section 4(2) of The Securities Act of 1933, as amended, for an exemption from registration of these shares and no underwriter was used in this transaction.

Mr. Little was elected President, Chief Executive Officer, Chief Operating Officer, Chairman of the Board of Directors, and Secretary and Treasurer of the Company concurrent with the August 4, 2004 transaction.

Glenn A. Little became the Company's controlling shareholder, owning and/or controlling 3,554,000 of the 5,000,000 shares issued and outstanding shares of the Registrant's common stock, or approximately 71.08%, at the close of business on August 4, 2004.

With Mr. Little's assumption of control of the Company, he began to undertake the necessary steps to correct the previous administration's lapses in filing the required periodic reports under the Securities Exchange Act of 1934, as amended (`34 Act).

SECTION 5.03 - AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE
               IN FISCAL YEAR

On August 19, 2004, at a Special Meeting of the Company Shareholders, an action was approved to increase the authorized number of shares of common stock to be issued from 5,000,000 to 100,000,000. Additionally, the Company changed the par value from $0.01 per share to $0.001 per share. This action has been registered with the State of Florida as an amendment to the Company's Articles of Incorporation and is reflected in the Company's financial statements as of the first day of the first period presented.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            FAST EDDIE RACING STABLES, INC.

Date: November 9, 2004                      By: /s/ Glenn A. Little
      -------- -- ----                         -------------------------------
                                                               Glenn A. Little
                                                       Chief Executive Officer

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